As filed with the Securities and Exchange Commission on June 28, 2006	Registration No. 333-112999

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

INFOWAVE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Canada (State of jurisdiction of incorporation or organization	98-0183915 I.R.S. Employer Identification No.

200 - 4664 Lougheed Hwy
Burnaby, British Columbia
Canada V5C 5T5
Address of Principal Executive Offices

(604) 473-3600
(Registrant's Telephone Number, Including Area Code)

Form of Stock Restriction Agreement
Telispark, Inc. 2000 Stock Option Plan, as amended
(Full titles of the plans)

CT Corporation
111 Eighth Avenue, 13 Floor
New York, NY 10011
(Name and Address of Agent For Service)

(212) 894-8700
(Telephone number, including Area Code, Agent For Service)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-112999) is being filed with the Securities and Exchange Commission to terminate the offering and to remove from registration the shares of common stock and plan interests, as applicable, that were registered but which remain unsold as of the date of this amendment.

SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Burnaby, British Columbia, Canada, on May 30, 2006.

INFOWAVE SOFTWARE, INC. (Registrant) By /s/ George Reznik Name: George Reznik Title: COO & CFO

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James Suttie ______________________________ James Suttie	Director, Chief Executive Officer and President	May 30, 2006

/s/ Gregg Thompson ______________________________ Gregg Thompson	Director	May 30, 2006

/s/ Al Sello ______________________________ Al Sello	Director	May 31, 2006

______________________________ Keith Triginer	Director

______________________________ Leonard Brody	Director

/s/ Gerald Trooien ______________________________ Gerald Trooien	Director	May 31, 2006

/s/ Robert Wiberg ______________________________ Robert Wiberg	Director	May 31, 2006

/s/ George Reznik ______________________________ George Reznik	Chief Financial Officer	May 31, 2006